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                                                                    Exhibit 99.2

                   APPEALS COURT STAYS INJUNCTION AGAINST IXYS

SANTA CLARA, Calif. -- (BUSINESS WIRE) -- June 10, 2002 -- IXYS Corporation (Nasdaq:SYXI - News), a leader in power semiconductors for power conversion and motion control applications, today reported that pending further review, the United States Court of Appeals for the Federal Circuit, in the matter of International Rectifier Corporation v. IXYS Corporation, has stayed the injunction issued by the Federal District Court in Los Angeles, California, in connection with previously disclosed litigation between IXYS and International Rectifier.

"It is gratifying to see that the appellate court has acted without delay and immediately granted our motion to stay the injunction imposed on us from our legal dispute with International Rectifier. We believe that we have some very compelling issues in our favor and that we will eventually find our position vindicated," said Nathan Zommer, President and CEO of IXYS.

IXYS develops and markets primarily high performance power semiconductor devices that are used in controlling and converting electrical power efficiently in power systems for the telecommunication and internet infrastructure, motor drives, medical systems and transportation. IXYS also serves its markets with a combination of digital and analog integrated circuits.

This press release contains "forward-looking" statements, including statements relating to the outcome of our appeal of the decision of the Federal District Court. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of IXYS to differ materially from those indicated by these forward-looking statements, including, among others, risks detailed from time to time in the Company's SEC reports, including its Annual Report on Form 10-K for the year ended March 31, 2001, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2001 and our other filings with the SEC. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements.

Additional information may be obtained by visiting IXYS' website at http://www.ixys.com, or by contacting the Company directly.


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Contact:       IXYS Corporation, Santa Clara
               Arnold Agbayani, 408/982-0700 (Sr. VP, Finance & CFO)